EXHIBIT 35.1

                                                                    EXHIBIT 35.1



                        ITEM 1123 STATEMENT OF COMPLIANCE
             WITH RESPECT TO THE INDENTURE ("THE INDENTURE") FOR THE
                       HARTFORD LIFE GLOBAL FUNDING TRUSTS

I, Richard Tarnas, Vice President of The Bank of New York Trust Company, N.A. (the "Trustee"), state:

(a) a review of the Trustee's activities for the period October 1, 2006 through June 15, 2007 and of the Trustee's performance under the Indenture has been made under my supervision, and

(b) to the best of my knowledge, except as disclosed in the Trustee's platform-level assessment of compliance with the servicing criteria specified in
Item 1122 (d) of Regulation AB dated August 29, 2007, the Trustee has fulfilled its obligations under the Indenture for the period described above.


Date: September 4, 2007



                               /s/ Richard Tarnas

                                   Richard Tarnas

                                   Vice President